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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




                                 JULY 16, 1997
                                (Date of Report)




                             CAPSURE HOLDINGS CORP.
             (Exact name of Registrant as specified in its charter)




                                     0-3565
                             (Commission File No.)




                  DELAWARE                               34-1010356
       (State or other jurisdiction)          (IRS Employer Identification No.)


TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS                60606
  (Address of principal executive offices)               (Zip code)


                                 (312) 879-1900
               (Registrant's telephone number, include area code)


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ITEM 5. OTHER EVENTS

On July 14, 1997, Capsure Holdings Corp. ("Capsure") and CNA Financial Corporation ("CNA") executed an amendment to the definitive Reorganization Agreement to form CNA Surety Corporation. The amendment includes, among other items, (i) the payment of a cash dividend to the stockholders of Capsure, (ii) a post closing exchange ratio adjustment mechanism, and (iii) changes to the terms of one of the reinsurance agreements to be entered into by the insurance subsidiaries of CNA and CNA Surety. The agreement and the transactions contemplated thereby are subject to several conditions, including ratification by the affirmative vote of Capsure stockholders and approval by insurance regulatory authorities.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c)  Exhibits

             2 First Amendment to the Reorganization Agreement dated as of July 14, 1997 among Capsure Holdings Corp., Continental Casualty Company, CNA Surety Corporation, Surety Acquisition Company and certain affiliates of Continental Casualty Company.

             28 Press Release issued jointly by CNA Financial Corporation and Capsure Holdings Corp., dated July 14, 1997.


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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                                                CAPSURE HOLDINGS CORP.



                                           By:  /s/ John S. Heneghan
                                                ------------------------------
                                                John S. Heneghan
                                                Vice President and Controller







Dated:     July 16, 1997







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